SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2008
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      Unregistered Sales of Equity Securities.

On October 1, 2008, Borders Group, Inc., (the “Company”) issued to Pershing Square Capital Management, L.P. warrants to purchase an additional 5.15 million shares of common stock of the Company at an exercise price of $7.00 per share, subject to anti-dilution adjustments, pursuant to the Warrant and Registration Rights Agreement dated April 9, 2008, among the Company and Computershare Inc. and Computershare Trust Company, N.A., as  Warrant Agent (the “Warrant Agreement”). The Warrants are exercisable until October 9, 2014. The terms of the Warrant Agreement and the related Side Letter of the same date, as well as the additional information called for by this Item 3.02, are set forth in the Company’s Current Report on Form 8-K dated April 9, 2008.  The information set forth under the heading “Warrant Agreement” in Item 1.01 and the information set forth in Item 3.02 of such Form 8-K Report is incorporated herein by reference.

ITEM 9.01                      Financial Statements and Exhibits.

Exhibits:

4.1 (1)	Warrant and Registration Rights Agreement, dated as of April 9, 2008, among Borders Group, Inc. and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent.

4.2 (1)	Side Letter, dated as of April 9, 2008, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

(1) Incorporated by reference from the Company’s Current Report on Form 8-K dated April 9, 2008 (File No. 1-13740).

                                                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: October 6, 2008	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)